Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 4 to the Registration Statement (Form SB-2) and related Prospectus of TopSpin Medical, Inc. for the registration of up to 26,500,000 Units, consisting of 53,000,000 of its common stock and 26,500,000 of its Series 3 Warrants and to the use therein of our report dated March 27, 2007.
/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global
Haifa, Israel
June 4, 2007